EXHIBIT 99.6


                         TRANSFER OF SPECIFIED UNDIVIDED
                              INTEREST IN AGREEMENT

BETWEEN:

                           WESTLINKS RESOURCES LTD., a body corporate, having an office in the City of Calgary, in the Province of Alberta, (hereinafter referred to as the "Transferor")

                                                - and -

                           NUWAY RESOURCES OF CANADA, LTD., a body corporate, having an office in the City of Calgary, in the Province of Alberta, (hereinafter referred to as the "Transferee")


The Transferor, being the holder of an undivided 91% interest in Saskatchewan Petroleum and Natural Gas Leases numbered and dated on the attached Schedule "A", in consideration of the sum of One Dollar ($1.00) and other valuable consideration, payment of which is hereby acknowledged by the Transferor, hereby transfers unto the Transferee an undivided 30% interest in and to the said Petroleum and Natural Gas Leases.

AND the Transferee hereby accepts this Transfer.

AND the Post Office address of the Transferee is:

                           NuWay Resources of Canada, Ltd.
                           c/o Macleod Dixon LLP
                           Barristers & Solicitors
                           3700, 400 - 3rd Avenue SW
                           Calgary, Alberta T2P 4H2

                           Attention: Mary Lou McDonald


DATED this ____ day of August, 2001.

WESTLINKS RESOURCES LTD.            NUWAY RESOURCES OF CANADA, LTD.
(Transferor)                                  (Transferee)

Per:                                Per:
     ------------------------            -------------------------

Per:                                Per:
     ------------------------            -------------------------


                                  SCHEDULE "A"

Attached to and forming part of a Transfer of Specified Undivided Interest in Agreement dated August ____, 2001 made between Westlinks Resources Ltd. and NuWay Resources of Canada, Ltd.



         CROWN LEASE NO.     LEASE DATE            OUR FILE NO.
         ---------------     ----------            ------------



         PN 34,988           February 14, 1995         M575

         PN 33,465           August 11, 1994           M576